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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:    January 6, 2011

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 6, 2011, the Board of Directors of InsWeb Corporation expanded the number of directorships to six and elected Ms. Elisabeth DeMarse to serve as a new director. Ms. DeMarse was elected as a Class I director and her term will expire at the 2012 annual meeting of stockholders.   Pursuant to the terms of the InsWeb Corporation 2008 Stock Option Plan, as a newly elected director, Ms. DeMarse was granted an option to purchase 25,000 shares of InsWeb Common Stock.

Ms. DeMarse currently serves as Chief Executive Officer of Newser, a curator of online news.  She was previously with CreditCards.com, where she served as President and CEO until its sale.  Prior to that, she was President and CEO of Bankrate, Inc.  DeMarse has also held executive positions at Bloomberg and Hoover's, Inc.   She received her Bachelor of Arts from Wellesley College and MBA from Harvard Business School.  She also serves on the Board of Directors for ZipRealty and All-Star Directories.

Item 8.01                      Other Events

On January 10, 2011, InsWeb Corporation issued a press release announcing the election of Ms. Elisabeth DeMarse to the InsWeb Corporation Board of Directors. A copy of the press release is attached as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1	Press release dated January 10, 2011.

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2011	INSWEB CORPORATION
(Registrant)

/s/ L. Eric Loewe
L. Eric Loewe
SVP, General Counsel and Secretary